Exhibit 10.1

DATED 15 OCTOBER 2026

BETWEEN

TREASURE GLOBAL INC

(Registration No. 7908921)

(“the Company”)

AND

PEPE CEMERLANG MARKETING

[Company Registration No.202503132894]

(“the Consultant”)

Brand Mastery & Market Development Consultancy Agreement

THIS AGREEMENT is made on the 15 October 2026 (“Agreement Date”)

Between

TREASURE GLOBAL INC (Registration No. 7908921) a company incorporated in State of Delaware and having its service address at 275 5th Avenue, New York, NY 10001, USA (“the Company”) of the one part.

And

PEPE CEMERLANG MARKETING [Company Registration No. 202503132894] a company incorporated under the laws of Malaysia and having its business address at No. 6 Jalan SB 20, Taman Sri Buntar, 28300 Triang, Pahang (“the Consultant”) of the other part.

The Company and Consultant are collectively known as “the Parties” and individually as “the Party”.

RECITALS:

(A)	The Consultant is an experienced consultant in the business of marketing and branding, public relations services and other related to the branding development activities.

(B)	The Company desire to engage the Consultant to provide its Services (as defined hereunder) and the Consultant desire to provide such Services (as defined hereunder) to the Company in accordance to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretation

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set out below:

Defined Term	Meaning
“Agreement”	this Brand Mastery & Market Development Consultancy Agreement, including all Appendices annexed hereto.
“Confidential Information”	has the meaning ascribed to it in Clause 10.
“Deliverables”	the deliverables to be produced and delivered by the Consultant under each Phase as set out in Appendix A.
“Effective Date”	the Agreement Date.
“Service Fee”	the total sum of United States Dollars Two Million (USD 2,000,000.00) payable to the Consultant in accordance with Clause 4.

“Services”	the brands strategy, brand identity development, and marketing and growth execution services described in Appendix A.
“Securities Act”	the Securities Act of 1933, as amended from time to time, and the rules and regulation promulgated thereunder
“Shares”	shares of common stock of the Company.
“Term”	the period of eighteen (18) months commencing on the Effective Date
“Work Product”	has the meaning ascribed to it in Clause 10.1.

1.2	Save to the extent that the context or the express provision of this Agreement otherwise requires:

(a)	word using singular or plural number also include the plural or singular number, respectively;

(b)	the terms “hereof”, “herein”, “hereby” and “hereto” and other similar words refer to the entire Agreement and not any particular clause, schedule or any other subdivisions of this Agreement;

(c)	a reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	the word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited” whether or not they are followed by such phrases or words of like part;

(e)	reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(f)	reference to “this Agreement” or other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemental and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(g)	the headings are for convenience only and shall be ignored in construing this Agreement;

(h)	reference to persons include their successors and any permitted transferees and assigns;

(i)	no rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	whenever this Agreement refers to a number days, such reference shall be to calendar days unless business days are specified;

(k)	in carrying out their obligation and duties under this Agreement, the Parties shall an implied obligation of good faith; and

(l)	each of the schedule and the appendices hereto shall form an integral part of this Agreement.

1.3	The Recitals set for the above are incorporated herein by refence and made a part of this Agreement as if fully set forth herein.

1.4	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all reference to this Agreement shall include the Schedules and Appendixes to this Agreement.

1.5	Save for the definition of the U.S. Law, the word “law” or “laws” means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty directive, by-law, rule or regulation to which this Agreement is governed (but excluding U.S. Law). In relation to the U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulation of the United States of America. If the content requires that U.S. Law be included in the interpretation of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any statutes or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted.

1.6	The documents comprising this Agreement shall be read in the following order or precedence:

(a)	the Clause of this Agreement;

(b)	the Schedules; and

(c)	the Appendixes;

and in the event of a conflict the document higher up in the order of precedence shall prevails to the extents of such inconsistency.

2.	Appointment and Consultant Duties

2.1	The Company hereby engages the Consultant on non-exclusive basis, and the Consultant hereby accepts such engagement, to provide to the Company certain Services in the areas of brand strategy, brand identity development, and marketing and growth execution, as more particularly described in Appendix A hereto (collectively, the “Services”).

2.2	In the performance of the Services, the Consultant shall provide the Company with the benefit of its best judgment and efforts and shall exercise the degree of skill, care and diligence reasonably expected of a competent professional consultant experienced in the provision of services of a similar nature and scope.

2.3	The Consultant shall be entitled, in its discretion and at its own cost (unless otherwise agreed in writing), to engage the services of any third party on behalf of the Company as may be reasonably required for the proper performance of the Services, provided that the Consultant shall remain fully responsible and liable to the Company for the acts and omissions of any such third party.

2.4	The Parties acknowledge that the nature of the Services is such that the value thereof is not measurable in any purely quantitative manner, and the Consultant does not guarantee any specific commercial outcome or result arising from the provision of the Services.

2.5	The Consultant shall perform the Services in accordance with the timelines, milestones and methodology set out in this Agreement and in Appendix A, and shall keep the Company reasonably informed of the progress of the Services throughout the Term.

3.	Term

3.1	This Agreement shall commence on the date of execution hereof by both Parties (the “Effective Date”) and shall remain in full force and effect for a continuous period of eighteen (18) months from the Effective Date, unless earlier terminated in accordance with Clause 9 of this Agreement (the “Term”).

3.2	During the Term, each Party shall undertake and perform its respective obligations as set forth in this Agreement and shall do all such acts and things as are reasonably necessary to ensure the successful performance of this Agreement.

3.3	The Term may be extended in writing, and the Parties may negotiation any additional terms applicable.

4.	Fees and Payment

4.1	In consideration of the Consultant’s performance of its obligations and the provision of the Services pursuant to this Agreement, subject to the Company’s satisfaction of the Deliverables as stipulated in Appendix A, the Company shall pay to the Consultant a total sum of United States Dollars Two Million (USD 2,000,000.00) (the “Service Fee”), payable in accordance with the milestone schedule set out below.

Phase	Milestone	Trigger	Amount (USD)
Phase 1: Establish the Brand Foundation	1A	Upon singing of this Agreement	660,000
	1B	Upon completion and delivery of all Phase 1 Deliverables to the Company’s reasonable satisfaction	200,000
Phase 2: Craft Brand Identity	2A	Upon commencement of Phase 2	550,000
	2B	Upon completion and delivery of all Phase 2 Deliverables to the Company’s reasonable satisfaction	190,000
Phase 3: Execute Marketing and Growth	3A	Upon commencement of Phase 3	300,000
	3B	Upon completion and delivery of all Phase 3 Deliverables to the Company’s reasonable satisfaction	100,000

4.2	Each milestone payment shall, at the sole and absolute discretion of the Company, be settled:

(a)	in cash by wire transfer to the Consultant’s designated bank account;

(b)	by the issuance of shares of common stock of the Company (the “Shares”) to the Consultant or its nominee; or

(c)	a combination of cash and Shares, with the proportion determined by the Company and the Consultant hereby acknowledges and agrees that the election of payment method shall be at the Company’s sole and absolute discretion for each payment milestone.

4.3	If the Company elects to satisfy any milestone payment in Shares:

(a)	the number of Shares shall be calculated by dividing the relevant portion by the last closing price of the Company’s common stock on the Nasdaq Stock Market on the trading day immediately preceding the date on which the Company notifies the Consultant of its election to pay in Shares;

(b)	the Shares shall be issued on a restricted stock basis for a period of six (6) months from the date of issuance, subject to compliance with Rule 144 of the Securities Act;

(c)	the Company agrees to issue and allot the relevant Shares within fifteen (15) days from the relevant payment date;

(d)	certificates or book entries representing the Company’s Shares shall bear a restrictive legend as required by applicable securities laws. The Consultant acknowledges and agrees that, during the restricted period of six (6) months, it shall not sell, transfer, pledge or otherwise dispose of the Company’s Shares except in compliance with Rule 144 of the Securities Act. Any transfer or dispositions shall be subject to prior written notice to the Company;

(e)	upon expiration of six (6) months restricted period and upon compliance with the requirements of Rule 144 of the Securities Act, the restrictions on the Company’s Shares shall be released and the Consultant may transfer or dispose of the Company’s Shares subject to the Securities Act and any other applicable laws; and

(f)	the Consultant acknowledges that the Shares may constitute “restricted securities” under the Rule 144 and may not be resold absent registration or applicable exemption.

4.4	If the Company elects to satisfy any payment in cash, the Company shall notify the Consultant of its election as to the mode of payment not less than fourteen (14) days prior to the date on which the relevant milestone payment falls due.

4.5	Subject to the Consultant’s observance of its obligations under Appendix A and the Company’s reasonable satisfaction of the Deliverables as described in Appendix A hereto, the cash component (if any) of each milestone payment shall be due and payable within fourteen (14) days from the date of the delivery invoice issued by the Consultant.

4.6	Applicable Taxes

4.6.1	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representative by any competent tax authority in connection with the performance of work under this Agreement shall be sole responsibility of such Party concerned.

4.6.2	For any imposition now or hereafter by the relevant authorities of the applicable tax or any tax of similar nature pursuant to applicable taxation legislation on any supplies or services made by the Consultant under this Agreement, the Consultant shall be responsible for and shall bear and pay such taxes in accordance with applicable law, regulation and guidelines.

5.	Post-Project Support

5.1	Upon completion of the Term, the Consultant shall, subject to Clause 5.3 below, provide the Company with the following post-project support:

(a)	thirty (30) calendar days of post-project support commencing on the day immediately following the expiry of the Term, during which the Consultant shall respond to reasonable queries from the Company relating to the brand identity, marketing assets and Deliverables produced under this Agreement;

(b)	handover of all source files, editable assets, working files and final production files relating to the Deliverables, in industry-standard formats reasonably specified by the Company;

(c)	a knowledge transfer and internal team briefing session, to be conducted remotely or in person as agreed between the Parties, to enable the Company’s internal team or successor consultants to maintain and build upon the Work Product; and

(d)	delivery of all brand and campaign assets produced during the Term, in organised and clearly labelled file structures.

5.2	Any request for support, revisions or additional work falling outside the scope described in Clause 5.1 or made after the expiry of the thirty (30) day post-project support period shall be subject to a separate written agreement between the Parties, with scope and fees to be agreed prior to commencement.

5.3	The Consultant’s obligations under this Clause 5 are conditional upon the Company having paid the Service Fee in full in accordance with Clause 4. Where any portion of the Service Fee remains outstanding at the expiry of the Term, the Consultant shall not be obliged to deliver source files, editable assets or campaign assets until such outstanding amounts have been settled.

6.	Company Duties

6.1	The Company agrees to the following obligations in connection with the Consultant’s performance of the Services:

(a)	the Company shall disclose to the Consultant any and all information the Company deems pertinent and necessary to the Services to be performed hereunder;

(b)	the information supplied by the Company to the Consultant shall be from dependable and reliable sources and shall be true and accurate in all material respects; and

(c)	the Company shall notify the Consultant promptly of any material change in the information previously provided that may affect the performance of the Services.

7.	Relationship of the Parties and Non-Exclusivity

7.1	The Consultant is an independent contractor. Neither the Consultant nor any of its employees, officers, directors, representatives, managers, principals, members or agents (the “Consultant Affiliated Persons”) is, or shall hold itself out as, an employee or officer of the Company or any of the Company’s subsidiaries.

7.2	Nothing in this Agreement shall create or be deemed to create an employment relationship between the Company and the Consultant or any Consultant Affiliated Person, nor shall anything herein be deemed to constitute an agency relationship or a partnership between the Company and the Consultant for any purpose whatsoever.

7.3	The Company acknowledges that the Consultant may provide advisory, branding and marketing services to other individuals and entities. The Consultant is not prevented or barred from rendering services of the same or a similar nature to any other individual or entity, provided that such engagements do not create a conflict of interest with the Consultant’s obligations under this Agreement.

7.4	Nothing herein shall prevent the Company from providing for itself, or obtaining from any third party, at any time during or after the Term, services of any type analogous, similar or comparable to the Services described herein.

8.	Intellectual Property

8.1	All intellectual property rights (including copyrights, design rights, trademarks, trade names, logos, patents and any other proprietary rights) in and to any work product, deliverables, materials, designs, concepts, strategies, documentation and assets created, developed or produced by the Consultant (whether alone or jointly with the Company) in the course of performing the Services under this Agreement (collectively, the “Work Product”) shall, upon full payment of the entire Service Fee, vest in and be the absolute property of the Company.

8.2	Upon full payment of the Service Fee, the Consultant hereby assigns (and to the extent such assignment can only take effect in equity, agrees to assign) to the Company all right, title and interest in and to the Work Product, including all intellectual property rights therein, free from all encumbrances.

8.3	The Consultant shall execute all documents and do all acts and things as may be reasonably required by the Company to give effect to the assignment contemplated by this Clause 8, at the Company’s cost.

8.4	Pending full payment of the Service Fee, the Company shall have a non-exclusive, royalty-free licence to use, reproduce and modify the Work Product solely for the Company’s internal business purposes.

8.5	The Consultant shall retain ownership of any pre-existing intellectual property, tools, frameworks, methodologies and know-how owned by the Consultant prior to the Effective Date or developed independently of this Agreement (the “Consultant Pre-Existing IP”). To the extent that any Consultant Pre-Existing IP is incorporated into the Work Product, the Consultant hereby grants to the Company a perpetual, irrevocable, non-exclusive, royalty-free, worldwide licence to use, reproduce, modify and sublicence such Consultant Pre-Existing IP solely as part of or in connection with the Work Product.

8.6	The Consultant represents and warrants that the Work Product shall be original and shall not infringe the intellectual property rights of any third party, and that the Consultant has full authority to assign the Work Product to the Company in accordance with this Clause 8.

9.	Termination

9.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon the occurrence of any of the following events:

(a)	where a Party is in breach of this Agreement which is incapable of being remedied, or where the breach is capable of being remedied and the breaching Party fails to remedy the breach within thirty (30) days of receiving written notice to remedy, including but not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations or undertakings as set forth in this Agreement;

(ii)	a Party unreasonably delays the performance of its obligations; or

(iii)	a Party’s action or inaction is contrary to the purpose and objective of this Agreement;

(b)	where the other Party:

(i)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administration;

(ii)	ceases or threatens to cease conducting its business, and in the case of the Consultant where it ceases to operate as a provider of the Services;

(iii)	convenes any meeting of its creditors;

(iv)	passes a resolution or suffers a petition for winding up;

(v)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditors; or

(c)	by mutual written agreement of both Parties.

9.2	This Agreement shall be terminated immediately without liability to either Party if such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental or statutory authority having jurisdiction over the matters herein, or if such directive expressly prohibits either Party from performing its obligations under this Agreement.

10.	Confidentiality

10.1	The Parties acknowledge and agree that all Confidential Information disclosed by or on behalf of the party disclosing such information (the “Disclosing Party”) shall remain the property of the Disclosing Party. The party receiving Confidential Information shall be the “Receiving Party.”

10.2	The Receiving Party shall not, without the prior written consent of the Disclosing Party, disclose, publish or otherwise disseminate any Confidential Information to any third party, except as required by law or court order.

10.3	Tangible forms of Confidential Information shall not be copied, in whole or in part, without the Disclosing Party’s prior written consent, except for a reasonable number of copies necessary to carry out the purposes of this Agreement.

10.4	The Receiving Party shall not sell, develop or otherwise exploit any products, services, documents or information embodying, in whole or in part, any Confidential Information, except as contemplated by this Agreement.

10.5	“Confidential Information” means all of any other information labelled as ‘Confidential’, ‘Private and Confidential’, ‘P&C’ or with any other similar phrases or words in any and all mediums, whether oral, written or otherwise, including but not limited to, any data, manner of operations of business, standard operational procedures, ideas, techniques, designs, music, sound, photographic images, videography, graphics, computer software, coding, programs, marketing strategies, advertising plans, business analysis, any written or oral data, files, agreement, contract, memorandum, any negotiation record on any device, any information and forecasts, technology, know-hows, inventions, discoveries, designs, processes, formulations, models, equipment, arithmetic, algorithms, software programs, interfaces, documents, ideas, concepts, specifications, information concerning research and development work, trade and/or business secrets, current, planned or proposed products, marketing and/or business plans, forecasts, projections and analyses, financial statements, financial information, prices, customer information, site information and intellectual property;

10.6	Confidential Information does not include information that: (a) was known to the Receiving Party prior to disclosure and was not obtained from the Disclosing Party; (b) is or becomes publicly available through no wrongful act of the Receiving Party; (c) is independently developed by the Receiving Party without use of the Confidential Information; or (d) is approved in writing for release by the Disclosing Party.

10.7	Upon expiry or termination of this Agreement, or at the Disclosing Party’s request, the Receiving Party shall promptly return all tangible forms of Confidential Information and destroy all intangible forms in accordance with the Disclosing Party’s directions.

10.8	The obligations under this Clause 10 shall survive the expiry or termination of this Agreement.

11.	Indemnification

11.1	Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its respective employees, agents, officers and directors (collectively, the “Indemnified Persons”) from and against all losses, damages, liabilities, actions, proceedings, costs, claims, demands and expenses (including reasonable legal and other professional fees and disbursements) sustained or incurred by any Indemnified Person directly or indirectly arising out of or in connection with:

(a)	any breach by the Indemnifying Party of any provision, representation, warranty or undertaking contained in this Agreement or of any applicable law, regulation, rule, order or approval;

(b)	any wilful, unlawful or negligent act or omission of the Indemnifying Party or its directors, officers, employees or independent contractors in connection with this Agreement; or

(c)	any claim brought by a third party against any Indemnified Person to the extent arising from the acts, omissions or defaults of the Indemnifying Party in the performance or non-performance of its obligations under this Agreement.

11.2	The Indemnified Person seeking indemnification shall provide the Indemnifying Party with prompt written notice of any claim, shall grant the Indemnifying Party reasonable control over the defence and settlement of such claim (provided that no settlement shall be entered into without the prior written consent of the Indemnified Person, such consent not to be unreasonably withheld), and shall provide reasonable cooperation at the Indemnifying Party’s cost.

11.3	The obligations of the Parties under this Clause 11 shall survive the expiry or termination of this Agreement.

12.	Miscellaneous

12.1	Waiver. No right of any Party under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver. The waiver of any right shall not prejudice the rights of that Party in respect of any subsequent breach of this Agreement.

12.2	Severability. Each provision of this Agreement is severable. If any provision is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall not be affected or impaired and shall continue in full force and effect.

12.3	Variation. No variation of any provision of this Agreement shall be effective unless made in writing and signed by both Parties.

12.4	Assignment and Sub-contracting. Neither Party may assign, transfer, sub-contract, novate or otherwise dispose of any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, except to any related corporation that agrees to assume the obligations hereunder.

12.5	Cumulative Rights. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

12.6	Costs. Each Party shall bear its own legal fees and costs in relation to the negotiation, preparation and execution of this Agreement.

12.7	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Malaysia. The Parties submit to the exclusive jurisdiction of the courts of Malaysia for the resolution of any dispute arising out of or in connection with this Agreement. The Parties agree to first attempt to resolve any dispute through consultation and negotiation in good faith within thirty (30) calendar days from the occurrence of the dispute. If the dispute is not resolved within such period, either Party may commence proceedings in the courts of Malaysia.

12.8	Entire Agreement. This Agreement, together with the Appendices annexed hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings between the Parties relating thereto.

12.9	Counterparts. This Agreement may be executed by facsimile, PDF, digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.10	Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if delivered personally, sent by registered post, or sent by electronic mail to the address of the relevant Party as set out in this Agreement (or such other address as a Party may notify the other in writing from time to time). A notice sent by registered post shall be deemed received five (5) business days after posting, and a notice sent by electronic mail shall be deemed received on the date of transmission, provided no delivery failure notification is received by the sender.

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IN WITNESS WHEREOF the Parties hereto have executed and delivered this Agreement to be effective as of the day and year first written above.

THE COMPANY

Executed for and on behalf of the	/s/ TEO CHONG CHAN
TREASURE GLOBAL INCORPORATION	Name:	TEO CHONG CHAN
(Delawarean Secretary of	Position:	Chief Executive Officer
State File No. 7908921)

THE CONSULTANT

Executed for and on behalf of the	/s/ CHAM YON FONG
PEPE CEMERLANG MARKETING	Name:	CHAM YON FONG
[Company Registration
No. 202503132894]

APPENDIX A

(To be taken, read and construed as an essential part of this Agreement)

SCOPE OF WORK AND DELIVERABLES

Phase	Description		Deliverables
1	1.	Market & Competitive Intelligence	(a)	Brand Strategy Blueprint – Complete strategic direction covering vision, mission, values and brand story.

	(a)	Market, Competitor & Industry Landscape Study – Regional and international benchmarking of cigar lounges, premium lifestyle and members’ club brands to identify white space and positioning opportunities.	(b)	Positioning & Messaging Framework – Documented positioning statement, messaging pillars and tone-of-voice guide.

	(b)	Consumer & Target Audience Research – Qualitative interviews, surveys and persona mapping across existing members and prospective high-value segments to inform strategy.	(c)	Consumer Research & Insights Report – Findings from audience research and persona development.

	2.	Brand Strategy Development	(d)	Naming & Trademark Screening Report – Summary of naming recommendations and preliminary trademark checks.

	(a)	Brand Vision, Mission, Values & Brand Story – Foundational narrative development, workshopped and validated with founders and the leadership team.	(e)	Strategic Brand Roadmap – Phased rollout plan aligned to the Company’s outlet expansion timeline.

	(b)	Brand Architecture & Positioning Strategy – Master brand versus outlet/sub-brand naming framework, built to scale across current and future locations.

	(c)	Brand Messaging Framework & Tone of Voice – Core messaging pillars, tagline direction and tone-of-voice guide for all member and public-facing communication.

	3.	Brand Foundation Documentation

	(a)	Brand Naming Consultation & Trademark Screening – Naming support for new outlets and sub-brands with preliminary domain and trademark availability checks.

	(b)	Competitive Differentiation & Value Proposition Workshop – Facilitated stakeholder alignment sessions to lock the brand’s core promise and points of difference.

	(c)	Strategic Brand Roadmap – An 18-month brand rollout plan sequenced against the outlet expansion timeline across current and upcoming locations.

2	1.	Visual Identity Design	(a)	Logo Suite & Visual Identity System – Primary and secondary logo lock-ups, colour palette and typography system.

	(a)	Full Visual Identity System – Logo suite, iconography, colour palette, typography and pattern/motif language across all applications.	(b)	Brand Guidelines Book – Complete visual and verbal usage standards for internal and external partners.

	(b)	Brand Guidelines (Brand Book) – Comprehensive usage rules, tone of voice and visual standards for internal teams, agencies and franchise partners.	(c)	Corporate Stationery & Templates – Business cards, letterhead, decks and presentation templates.

	2.	Brand Collateral & Physical Assets	(d)	Outlet Signage & Environment Concepts – Design direction for outlet interiors and signage.

	(a)	Corporate Brand Assets Company profile deck, investor/partner presentation template, letterhead and business stationery suite.	(e)	Digital Branding Direction Package – UI/UX design language for the website and membership app.

	(b)	Retail & Outlet Environment Branding - Signage concepts and interior branding cues to keep every outlet visually consistent as the network grows.	(f)	Brand Launch Toolkit – Key visuals, messaging and press kit assets ready for rollout.

	(c)	Packaging & Merchandise Design Direction – Design direction for cigar accessories, member gifting and retail merchandise lines.

	3.	Digital Brand Direction

	(a)	Website & App UI/UX Branding Direction – Visual language, design system and component direction for the membership app and corporate website.

	(b)	Social Media Branding Foundation – Profile assets, branded content templates and a content style guide across all platforms.

	4.	Brand Launch Preparation

	(a)	Brand Launch & Repositioning Toolkit – Launch messaging, key visuals and press kit assets to support the public unveiling of the new identity.

3	1.	Strategy & Planning	(a)	Marketing Strategy & KPI Framework – Documented 12-month marketing plan with channel and budget guidance.

	(a)	Integrated Marketing Strategy & KPI Framework – A 12-month always-on marketing plan with channel mix, budget allocation guidance and measurable KPI targets.	(b)	Content Calendar & Published Content – Ongoing social content produced and published across channels.

	2.	Content & Social	(c)	Video Content Library – Short-form video series and member/outlet feature content.

	(a)	Social Media Management & Content Execution – Ongoing content calendar planning, copywriting and publishing across all brand social channels.	(d)	Paid Media Campaign Reports – Performance reporting across all paid advertising channels.

	(b)	Content & Video Production – Short-form episodic video series, outlet features and member story content for social and app use.	(e)	Influencer Campaign Summary – Reporting on KOL partnerships and campaign outcomes.

	3.	Paid Media & Influencer	(f)	CRM & Loyalty Program – Configured loyalty tiers, referral mechanics and retention campaigns.

	(a)	Paid Advertising Setup & Management – Campaign setup, targeting, optimisation and reporting across Meta, Google and programmatic channels.	(g)	Event & Activation Reports – Summary of offline activations and outlet launch events.

	(b)	Influencer & KOL Campaign Management – Sourcing, negotiation and campaign management with regional lifestyle, F&B and premium-segment KOLs.	(h)	Performance Dashboards – Monthly and quarterly reporting dashboards for leadership review.

	4.	Retention & Offline Activation

	(a)	CRM, Loyalty & Referral Program – Design and execution of member retention, loyalty tiering and referral campaigns tied to the membership app.

	(b)	Offline Marketing & Event Strategy – Outlet launches, flagship event-style activations and sponsorship management across existing and new outlets.

	5.	Reporting & Governance

	(a)	Performance Reporting & Quarterly Governance – Monthly performance dashboards and quarterly strategy review sessions with leadership.

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